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                                                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Pre-Effective Amendment No. 1 to Registration Statement (Commission File No. 333-15777)
on Form S-3, covering $115,000,000 principal amount of the 5 1/2%
Convertible Subordinated Debentures due 2006 of Aames Financial Corporation ("AFC") and 4,107,142 shares of AFC's Common Stock issuable upon conversion of such Debentures, of our report dated August 12, 1996 appearing in AFC's Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the incorporation by reference of our report dated August 28, 1996 which appears in Current Report on Form 8-K/A filed with the Commission on September 16, 1996, amending the Current Report on Form 8-K filed with the Commission on September 12, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ Price Waterhouse LLP


Price Waterhouse LLP
Los Angeles, California
November 11, 1996